EXHIBIT 16.1 TO FORM 8-K

October 31, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 26, 2000, of Medical Resources, Inc. and are in agreement with the statements contained in the second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,

                                        /s/ Ernst & Young LLP